EXHIBIT 5.1

Akerman LLP Three Brickell City Centre 98 Southeast Seventh Street Suite 1100 Miami, FL 33131 T: 305 374 5600 F: 305 374 5095

May 27, 2022

Dycom Industries, Inc.

11780 U.S. Highway 1, Suite 600

Palm Beach Gardens, Florida 33408

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Dycom Industries, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to an additional 650,000 shares of the Company's common stock, par value $0.33 1/3 per share (the “Shares”), to be issued pursuant to awards (“Awards”) to be granted under the Dycom Industries, Inc. 2012 Long-Term Incentive Plan, as Amended and Restated as of May 26, 2022 (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and such corporate records, documents, instruments and certificates of public officials and of the Company that we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion set forth below.

This opinion letter is being furnished in accordance with the requirements of Item 601 of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or implied beyond the opinions expressly so stated.

With your permission, we have made and relied upon the following assumptions, without any investigations or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (i) all corporate records furnished to us by the Company are accurate and complete; (ii) the Registration Statement filed by the Company with the Commission is identical to the forms of the documents that we have reviewed; (iii) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (iv) the Company will at all times reserve a sufficient number of shares of its unissued common stock as is necessary to provide for the issuance of the Shares; and (v) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to originals of such documents, all such original documents are authentic, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.

Based upon the foregoing, and subject to further assumptions and qualifications set forth herein, it is our opinion that the Shares have been duly authorized, and that when the Shares are issued upon full payment therefor in accordance with the terms of the Plan and any Awards made under the Plan, such Shares will be validly issued, fully paid and nonassessable shares of the Company's common stock.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Florida. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

akerman.com

EXHIBIT 5.1

We assume no obligation to update or supplement this opinion letter if any applicable laws change after date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Akerman LLP